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                          THE PIONEER GROUP, INC.
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PIONEER LOGO


             PIONEER RESPONDS TO WITHDRAWAL OF LENS'S NOMINEES


Boston, MA (May 15, 2000) - The Pioneer Group, Inc. ("Pioneer")
[NASDAQ:PIOG] today responded to the withdrawal of the Lens Investment Management, LLC slate of director nominees that is scheduled to be voted on at The Pioneer Group's Annual Meeting on Tuesday, May 16, 2000.

John Cogan, Jr., President and CEO of The Pioneer Group, Inc. responded to the announcement saying, "We are pleased that our Annual Meeting will go forward as planned without distraction. For the last several months, Pioneer's Board has been actively exploring strategic alternatives to maximize shareholder value. These efforts culminated in our agreement to sell Pioneer to UniCredito which we announced this morning. We are pleased that we have accomplished our goal with today's announced sale."

As separately announced today, UniCredito Italiano Group ("UniCredito") will purchase all of the outstanding shares of The Pioneer Group for $43.50 per share in cash. In the transaction, UniCredito Italiano Group will acquire all of Pioneer's global investment management businesses, including operations in Germany, Eastern Europe and Asia. The combination of Pioneer and UniCredito will create one of the few asset management groups with strong bases in both the U.S. and Europe, with presence in eight countries. In addition, prior to the close of Pioneer's transaction with UniCredito, Pioneer will distribute to its shareholders 100% of the company's ownership interest in its remaining assets, including its Russian financial services operation, its natural resource businesses, and its interests in venture capital and real estate.

The Pioneer Group, Inc. is a global asset manager and currently manages $24 billion of assets on behalf of individual and institutional investors. Based in Boston, Pioneer has financial services operations in the Czech Republic, Germany, India, Ireland, Poland and Russia. Its flagship fund, Pioneer Fund, was founded in 1928 and is the fourth oldest mutual fund in the United States.

This press release contains certain forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the company's ability to control or estimate precisely, such as future market conditions, the behavior of other market participants and the actions of governmental regulators. Certain of these and other risk factors are detailed in The Pioneer Group, Inc.'s SEC reports. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

Contact Information:

THE PIONEER GROUP, INC.:
For Media:                                  For Investors:
Anne Patenaude                              Greta Gahl
617-422-4797                                617-422-4978

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